EXHIBIT 99.1

Life Partners Holdings, Inc. to Begin Trading
on NASDAQ Global Market

WACO, TX, March 8, 2007 - Life Partners Holdings, Inc. (NASDAQ: LPHI), the parent company of Life Partners, Inc., today announced that the company’s common stock will begin trading on the NASDAQ Global Market on Monday, March 12, 2007. The NASDAQ National Market was renamed the NASDAQ Global Market in June 2006.

Life Partners is the world’s oldest and only publicly traded life settlement provider. Since its incorporation in 1991, Life Partners has generated a total business volume of over $566 million in face value of policies for its worldwide client base of over 14,000 high net worth individuals and institutions. The company currently has a market capitalization of almost $100 million and assets of over $13 million.

Since October 2003, Life Partners’ stock has traded on the NASDAQ Capital Market, which is comprised of small-cap and mid-cap companies.

Life Partners Chief Executive, Brian Pardo, stated, “Qualifying for listing on the NASDAQ Global Market represents yet another milestone in our company’s long and successful history. It is indicative of our continued growth and performance through the years as well as our commitment to sustainable growth in the future.”

Visit our website at: www.lphi.com

Safe Harbor - This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. The statements in this news release that are not historical statements, including statements regarding future financial performance, the market for our services, and the value of our new contract signings, backlog and business pipeline, are forward-looking statements within the meaning of the federal securities laws. These statements are subject to numerous risks and uncertainties, many of which are beyond our control, that could cause actual results to differ materially from such statements. For information concerning these risks and uncertainties, see our most recent Form 10-KSB. We disclaim any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

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FOR MORE INFORMATION, CONTACT:
Shareholder Relations (254) 751-7797
or info@lifepartnersinc.com